Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 8, 2025, is entered into by and between TaskUs, Inc., a Delaware corporation (the “Company”) and the person listed under the heading “Stockholder” on Schedule A hereto (the “Stockholder” and, together with the Company, the “Parties” and each, a “Party”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the record or beneficial owner of the number of Shares set forth opposite the Stockholder’s name on Schedule A hereto (all such Shares, and any securities convertible into or exercisable or exchangeable or redeemable for such Shares, together with any New Shares (as defined below) the Stockholder acquires record or beneficial ownership of on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, collectively, the “Subject Securities”). As used in this Agreement, “beneficially own” and “beneficial ownership” shall mean such terms as defined in Rule 13d-3 under the Exchange Act, and a “beneficial owner” shall mean, in respect to any security, a Person who beneficially owns such security;

WHEREAS, concurrently with the execution of this Agreement, Breeze Merger Corporation, a Delaware corporation (the “Merger Corporation”) and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the Merger Corporation and the Company to consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Special Committee of the Board of Directors of the Company (the “Special Committee”) and the Board of Directors of the Company (the “Board”) (acting upon the Special Committee Recommendation) have, prior to the execution and delivery of this Agreement, each unanimously (excluding the Continuing Stockholder Directors) (i) determined that the Merger Agreement and transactions contemplated thereby, including the Merger, are advisable, fair to “unaffiliated security holders” (as such term is defined under the Exchange Act) of the Company and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth therein and (iv) recommends (in the case of the Special Committee) and resolved, subject to the terms of the Merger Agreement, to recommend (in the case of the Board) the adoption of the Merger Agreement by the stockholders of the Company; and

WHEREAS, the Special Committee and the Board (acting upon the Special Committee Recommendation) have, prior to the execution and delivery of this Agreement, each unanimously (excluding the Continuing Stockholder Directors) authorized and approved the execution, delivery and performance by the Company of this Agreement; and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE

1.1          Agreement To Vote. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Stockholder is entitled to vote its Subject Securities thereon in its capacity as a stockholder:

(a)          appear at each such meeting or otherwise cause all its Subject Securities to be counted as present thereat for purposes of determining a quorum; and

(b)          be present (in person or by proxy) and vote (or cause to be voted) or deliver (or cause to be delivered) any written consents with respect to, as applicable, all of its Subject Securities (in its capacity as record or beneficial owners of Shares):

(i)          (x) in favor of the adoption of the Merger Agreement and the approval of the Merger and (y) in favor of any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board and is required in order to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement;

(ii)          against any action, agreement or transaction that would reasonably be expected to:

(A)
result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company or the Merger Corporation contained in the Merger Agreement or (y) of the Stockholder contained in this Agreement; or

(B)	otherwise prevent, impede, frustrate or nullify any provision of the Merger Agreement; and

(iii)          against any Acquisition Proposal or other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement (provided that the foregoing shall not require the Stockholder to vote against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement if, prior to such vote, the Company has terminated the Merger Agreement pursuant to Section 9.01(e)(i) of the Merger Agreement).

Until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 5.3, the Stockholder shall (x) retain at all times the right to vote its respective Subject Securities in the Stockholder’s sole discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in its capacity as a stockholder of the Company, to matters that, if such consent were a vote, would violate the voting obligations set forth in the preceding clauses (ii) through (iii). Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Stockholder to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company.

1.2          Irrevocable Proxy.

(a)          Solely in the event of a failure by the Stockholder to timely act in accordance with the Stockholder’s obligations set forth in Section 1.1, the Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution) for and in the Stockholder’s name, to vote its Subject Securities, or grant a consent or approval in respect of its Subject Securities in a manner contemplated by Section 1.1.

(b)          The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and may under no circumstances be revoked.  The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.

(c)          The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(d)          Notwithstanding anything herein to the contrary, the proxy and appointment granted by the Stockholder shall be automatically revoked, terminated and of no further force or effect, without any action by the Stockholder, upon termination of this Agreement in accordance with Section 5.3 hereof.

1.3          Consent as to Company Stockholders’ Agreement.  Solely for the purposes of Section 2.2 of the Company Stockholders’ Agreement (and not with respect to the voting (or written consent in lieu of voting) of any Subject Securities), the Stockholder consents to the entry into and performance of the Merger Agreement, this Agreement and the other Voting and Support Agreements being executed concurrently with the execution of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholder represents and warrants to the Company that:

2.1          Authorization; Binding Agreement.

(a)          In the case of a Stockholder who is not a natural person, the Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the necessary power and authority (in the case of a Stockholder who is not a natural person) or legal capacity (in the case of a Stockholder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.

(b)          In the case of a Stockholder who is not a natural person, the execution and delivery of this Agreement by the Stockholder has been duly and validly authorized by all necessary organizational action on the part of the Stockholder, and no other organizational proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. If the Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)          This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2          Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated thereby:

(a)          require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any United States federal securities laws and the rules and regulations promulgated thereunder;

(b)          require the consent of any Stockholder’s spouse under any “community property” or other Laws;

(c)          violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound;

(d)          result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any assets (including Subject Securities) of the Stockholder (other than any restrictions created by this Agreement or the Company under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)); or

(e)          violate any Laws applicable to the Stockholder or Subject Securities, except as would not, in the case of each of the preceding clauses (a), through (e), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement.  Other than any filings and reports pursuant to and in compliance with the Exchange Act, no filings, notifications, approvals or other consents are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or to be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement.

2.3          Ownership of Subject Securities; Total Shares. The Stockholder is, as of the date hereof, the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all the Stockholder’s Subject Securities set forth opposite the Stockholder’s name on Schedule A hereto and has good and marketable title to all its Subject Securities free and clear of any Lien, except Permitted Encumbrances.  The shares set forth opposite the Stockholder’s name on Schedule A hereto constitute all of the shares of “voting stock” of the Company of which the Stockholder is the “owner” (as such terms are defined in the Company Charter) as of the time that the Board (acting upon the Special Committee Recommendation) and the Special Committee approved the Merger Agreement.  Except for the Subject Securities, the Stockholder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.

2.4          Voting Power. The Stockholder has full voting power with respect to all its Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all its Subject Securities, subject to any Permitted Encumbrances. None of the Subject Securities of the Stockholder are subject to any stockholders’ agreement (other than the Company Stockholders’ Agreement), proxy, voting trust or other agreement or arrangement with respect to the voting of its Subject Securities, except as provided hereunder.  The Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

2.5          Reliance. The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.6          Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Stockholder, threatened in writing against it or any of its assets (including Shares beneficially owned by the Stockholder) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.

2.7          Brokers. No broker, finder, investment banker, financial advisor, or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses, from the Company prior to the Effective Time in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder that:

3.1          Organization and Qualification. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to timely perform its obligations under this Agreement and consummate the transactions contemplated hereunder.

3.2          Authority for This Agreement. The Company has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary entity action on the part of the Company, and no other entity proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3          Non-Contravention. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which the Company is a party or by which the Company may be bound, (b) violate any Law or order applicable to the Company or (c) violate any constituent or organizational documents of the Company, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

3.4          Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the actual knowledge of the Company, threatened in writing against the Company before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the consummation by the Company of the transactions contemplated by this Agreement or otherwise materially impair the ability of the Company to perform its obligations hereunder.

ARTICLE IV
ADDITIONAL COVENANTS

4.1          No Transfer; No Inconsistent Arrangements. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.3, the Stockholder shall not, directly or indirectly, without the prior written consent of the Company (acting upon the recommendation of the Special Committee):

(a)          create or permit to exist any Lien (other than Liens as may be applicable under the Securities Act or other applicable securities Laws) on any of the Subject Securities;

(b)          transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Securities or any right, title or interest thereto (including any right or power to vote to which the Stockholder may be entitled);

(c)          enter into (or cause to be entered into) any Contract with respect to any Transfer described in the preceding clause (b);

(d)          grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any the Subject Securities;

(e)          deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities (other than this Agreement);

(f)          enter into any Contract or otherwise take any other action that is inconsistent with, or would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder; or

(g)          approve or consent to any of the foregoing;

provided, notwithstanding anything to the contrary in the foregoing clauses (a) through (g), the Stockholder may convert any shares of Company Class B Common Stock for Company Class A Common Stock pursuant to the terms of the Company Charter. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Subject Securities shall occur (including, but not limited to, a sale by the Stockholder’s trustees in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), such transferees (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold its Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the date this Agreement is validly terminated in accordance with Section 5.3. Notwithstanding the foregoing, the Stockholder may make Transfers of Subject Securities to any Affiliate with prior written consent of the Company (acting upon the recommendation of the Special Committee) (such consent not to be unreasonably withheld, conditioned or delayed), provided that such Affiliate executes a joinder to this Agreement (in form and substance reasonably acceptable to the Company) agreeing to be bound by the same terms hereof.

4.2          No Exercise of Appraisal Rights. The Stockholder irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of the Subject Securities that may arise in connection with the Merger and agrees not to commence, participate in, assist or knowingly encourage in any way any Action to seek (or file any petition related to) appraisal rights or dissenters’ rights in connection with the Merger, including pursuant to Section 262 of the DGCL.

4.3          Public Announcements, Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to the Company). The Stockholder consents to and hereby authorizes the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that the Company may (provided that the Stockholder shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Stockholder by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed), file this Agreement or a form hereof with the SEC or any other Governmental Authority, but only to the extent such information cannot be redacted in accordance with Regulation S-K of the Securities Act or other applicable federal securities rules. The Stockholder agrees to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.4          New Shares; Adjustments. Any shares of capital stock or other equity securities of the Company that are issued to, or that any Stockholder acquires record or beneficial ownership of, after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 5.3, whether pursuant to purchase, exercise, exchange or conversion of, including shares issued upon the exercise of a Company Option or the vesting of a Company PSU or Company RSU, or other transaction involving any and all options, rights or other securities (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities, and the term “Subject Securities” shall be deemed to refer to and include such securities. Notwithstanding the foregoing, nothing in this Agreement shall require the Stockholder to exercise any Company Equity Award owned of record or beneficially by the Stockholder.

ARTICLE V
MISCELLANEOUS

5.1          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by email (with confirmation by return email) to the respective Parties at the following coordinates (or at such other coordinates for a Party as shall be specified in a notice given in accordance with this Section 5.1):

(a)          if to the Stockholder, to the Stockholder’s email address set forth across from the Stockholder’s name on Schedule A.

(b)          if to the Company:

TaskUs, Inc.
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
Attention:	Balaji Sekar
Claudia Walsh
Email:	[REDACTED]
[REDACTED]

and with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Attention:	Faiza Saeed
Claudia Ricciardi
Email:	fsaeed@cravath.com
cricciardi@cravath.com

5.2          Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Stockholder (or a designee of any Stockholder) who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising their fiduciary duties), including by voting, in their capacity as a director or officer of the Company, in the Stockholder’s (or its designee’s) sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company.

5.3          Termination.

(a)          This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of:

(i)          the valid termination of the Merger Agreement in accordance with its terms (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not, or is later determined not to have been, a valid termination shall not give rise to a termination of this Agreement pursuant to this Section 5.3);

(ii)         the mutual written consent of all of the Parties hereto;

(iii)        the Board (acting upon the recommendation of the Special Committee) or the Special Committee effecting an Adverse Recommendation Change; and

(iv)        the Effective Time.

(b)          Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article V shall survive in full force and effect such termination of this Agreement.

5.4          Interpretation and Rules of Construction. Section 10.03 of the Merger Agreement (other than the seventeenth, nineteenth and twentieth sentence thereof) shall apply to, and govern, this Agreement, mutatis mutandis.

5.5          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby are not affected in any manner materially adverse to any Party; provided that the Parties intend that the remedies and limitations thereon contained in this Agreement, including Section 5.13, shall not be severable or subject to modification in any manner that increases the liabilities or obligations of any Party or Non-Recourse Party (as defined below), and these provisions shall be construed as an integral provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced (except those referenced in the immediately preceding proviso), the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the matters contemplated hereby be effected as originally contemplated to the fullest extent possible.

5.6          Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

5.7          Assignment. Neither this Agreement nor any of the Parties’ respective rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties (provided that, with respect to any such assignment by the Company, the Special Committee has approved such assignment). No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding sentence, any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

5.8          Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the rights of the Non-Recourse Parties set forth in Section 5.13.

5.9          Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The parties hereto agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties acknowledge and agree that the right of specific performance contemplated by this Section 5.9 is an integral part of the Agreement, and without that right, none of the Parties would have entered into this Agreement.

5.10          Governing Law.

(a)          This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of Law of any jurisdiction other than those of the State of Delaware.

(b)          The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 5.1; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

5.11          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

5.12          Amendments and Waivers. This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment or waiver, as applicable, hereto, signed on behalf of each of the Parties in interest at the time of the amendment or waiver, as applicable (provided that, with respect to the Company, the Special Committee has approved such amendment, modification or waiver). The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

5.13          Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No former, current or future officers, employees, directors, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the matters contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with the matters contemplated hereby shall be sought or had against any Non-Recourse Party. Notwithstanding anything to the contrary, the Stockholder shall not constitute a “Non-Recourse Party” for purposes of this Agreement.

5.14          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.15          Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or any other Transaction is consummated.

5.16          Further Assurances. Upon the reasonable request of the Company, the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to perform its obligations under this Agreement.

5.17          No Agreement Until Executed. This Agreement shall not be effective unless and until this Agreement is executed by all Parties.

5.18          No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Stockholder, and the Company shall not have any authority to exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein or in the Company Stockholders’ Agreement.

[Signature Pages Follow]

The Parties are executing this Agreement on the date set forth in the introductory paragraph.

COMPANY

TASKUS, INC.

By:	/s/ Balaji Sekar
	Name:	Balaji Sekar
	Title:	Chief Financial Officer

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS

BCP FC AGGREGATOR L.P. By: BCP VII/BCP ASIA HOLDINGS MANAGER (CAYMAN) L.L.C., ITS GENERAL PARTNER

By:	/s/ Robert Brooks
	Name:	Robert Brooks
	Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

Schedule A

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